Agreement Concerning Waiving of Claims


                                     between

1.       Dr. Ernst Georg Oeser, Kurze Strasse 4, 73092 Heiningen;

2.       Heinz-Jochen Oeser, Herrschaftsstrasse 50, 73087 Boll;

3.       Florian Oeser, Haldenweg 20, 73087 Boll;

4.       Jochen Oeser, Herrschaftsstrasse 50, 73087 Boll

                      - hereinafter jointly "the Sellers" -

                                               and

5.       Oeserwerk Ernst Oeser & Sohne KG, Rigistrasse 20, 73037 Goppingen

                          - hereinafter "the Company" -




                                 Prefatory Note

The Sellers intend to transfer their shares in the Company to SESVENNA 19. Vermogensverwaltungs GmbH, Munich, in the future to be operating as CFC Oeserwerk GmbH. In fulfillment of Section 2, Paragraph 4 of the Share Purchase Contract, they agree with the Company:



                                    Section 1
                              Declaration of Waiver

The Sellers waive the claims vis-a-vis the Company stated in Section 2, Paragraph 4 and Section 7, Paragraph 5, Letter b) of the Share Purchase Contract of March 19, 1999. The Company hereby accepts said waiver.


                                    Section 2
                              Restitution of Claims

If the suspensive conditions according to Section 2, Paragraph 2 of the Share Purchase Contract are not fulfilled within six months, the claims shall be restituted.



--------------------------------------       ----------------------------------
Dr. Ernst Georg Oeser                        Heinz-Jochen Oeser

--------------------------------------       ----------------------------------
Florian Oeser                                Jochen Oeser

--------------------------------------
Oeserwerk  Ernst  Oeser & Sohne KG,          Oeserwerk  Ernst Oeser & Sohne KG,
represented by Florian Oeser                 represented by Jochen Oeser





Annex 3.2


Name                                            Number of shares
----                                            ----------------
o        Dr. Ernst Georg Oeser                     11,282  )
o        Heinz-Jochen Oeser                        11,556  ) 44,468 into
o        Florian Oeser                             11,163  ) 12 month escrow
o        Jochen Oeser                              10,467  )
o        Peter-Christian Eccardt                    6,000  ]
o        Dr. Helga Geitmann                        11,907  ]
o        Jens Geitmann                              3,436  ]
o        Nicole-Bettin Goldmann                     1,162  ]
o        Rainer Konig                               1,795  ]
o        Veronika Lieckfeld                         1,266  ]
o        Christiane Morel                           4,085  ]
o        Sabine Oeser                               1,266  ] 55,532
o        Angeli Schnarrenberger                     1,795  ]
o        Elisabeth Schubert                         8,000  ]
o        Heinz-Werner Schubert                      3,036  ]
o        Wolff-Dietrich Schubert                    3,036  ]
o        Claire Straass                             5,739  ]
o        Stephanie Straass                          1,266  ]
o        Ruth Vocke                                 1,743  ]
                                         ------------------------

o        TOTAL                                    100,000
                                         ========================



Annex 4.1

Oeserwerk Bankers



                    Bank
                    Sort      Swift          Account   Debit          Credit
Name/Address        Code      Code           Number    Balance        Balance
------------        ----      ----           ------    -------        -------
Deutsche Bank AG    61070078  DEUTDESS610    254268     4,046,090.53
Goppingen branch
Morikestrasse 9
73033 Goppingen

Landesbank          61050101  LAGIDE6S870    8700216    2,171,289.07
Goppingen branch
Poststrasse 37
73033 Goppingen

Baden-Wurttemberg   61040014  COBADEFF610    188769400  1,701,334.95
Commerzbank AG
Goppingen branch
Lange Strasse 11
73033 Goppingen

Dresdner Bank AG   61080006  DRESDEFF610    206903900   1,791,600.27
Goppingen branch
Marktplatz 3
73033 Goppingen

Kreissparkasse     61050000  GOPSDE6G       13509        147,931.77
Marktstrasse 2
73033
Goppingen

Postbank           60010070  PBNKDEFF600    0018216-706              21,044.95
Stuttgart office
Kleiner
70173
Stuttgart
Schlossplatz 4

Bankhaus           61030000   MARBDE61       2526                     6,660.55
Kirchstrasse 35
73033
Goppingen

Gebruder Martin     30010400  IKBDDED1       2010345870 7,598,146.00
IKB Deutsche
Industriebank
Berlin office
Bismarckstrasse 105
10625
Berlin                                                   ------------ ---------
                                                       17,456,392.59  27,705.50
                                  Overall balance      17,428,687.09





Annex to

Section 7

Item 2

Extract from the Register of Companies - authenticated copy - of Goppingen Local Court, No. HRA 1400, 16 pages, dated January 1, 1999


Annex to

Section 7

Item 5

a)

Articles of Association of Oeserwerk, Ernst Oeser & Sohne KG dated June 1, 1978 with 4 amendments: Sections 5 and 17 on November 14, 1997, and Section 14 on November 8, 1996. Also Annexes 1 and 2 of June 1, 1978.


Annex to

Section 7

Item 6

Sureties

Suretyships from Oeser Italia, granted for Fiat Punto and guarantee deposit Zanchetta



Annex to

Section 7

Item 7

Zoning or building restrictions

Letter from Grassle, architects, dated March 5, 1999

Zoning restrictions sheet No. 2786, page 1     Plot No. 447/1 and 445
Zoning restrictions sheet No. 2093, page 1     Former plot No. 446
                                               (no longer exists)
Zoning restrictions sheet No. 2786, page 2     Plot No. 445 + 485
Location plan
Zoning restrictions sheet No. 2786, page 3     Plot No. 445
Location plan



Annex to

Section 7

item 9

a)

Patents:            Canceled trademark (4 sheets)
                    Utility model 8616114.8
                    Patent application 87108466.1
                    Disclosure specification 2916723
                    Patent application 19717004.8-43
                    File number P3611719.6-43
                    Patent application P1611473.1-27
                    Patent application 010777 IV C/229
                    Utility  model,   device  for  applying  metallized  colored
                    coatings
                    Utility model, Trademarks
                    Utility model, Infraprint
                    Utility model, Oeser stamping veneer
                    Utility model, Neocolor
                    Utility model, Effekta
                    Utility model, Stella
                    Utility model, IMATA  silver German
                    Utility model, IMATA  silver international
                    Utility model, IMATA  gold  German
                    Utility model, IMATA gold  international
                    Utility model, Oeser film German
                    Utility model, Oeser film international


Annex to

Section 7

Item 10, licenses

b)


SAP licenses BIW
                       FI                       5 users            DM 35,000
                       CO                       4 users            DM 35,000
                       MM                       6 users            DM 35,000
                       PP                       5 users            DM 40,000
                       DW                       1 user             DM  7,500
                       BC Basic                50 users            DM 55,000
                       HR-PA                  400 users            DM 30,000

SAP licenses CMCS
                       SD                      20 users            DM 85,000
                       TR/CM                     1 user            DM 12,500
                       IM                        1 user            DM 12,500
                       PP                       5 users            DM 25,000

Microsoft licenses
                    Windows  NT  Workstation,   100-user  open  license
                    Micrografx 2 User 1073776-010, dated December 4,1998 Word 97, 73 users
                    Office Standard 97, 17 users
                    Office  Professional  97,  12 users
                    MS-Project,  2 users
                    Excel  97,  33 users
                    Visio  incl.  Business Modeler, 2 users
                    Auto CAD, 1 user
                    CTL-Server Novell 4.11,  100 users
                    Arcserve  Topcase  Groupwise,  50 users
                    FAX-Server = Tobit Faxware
                    Cheyenne Antivirus
                    Win Up 96, 3 users
                    Symphony  3.0, 4 users
                    Paradox 4.0, 3  users
                    Lotus   Smatsuite   3.1,  2  users
                    Flowcharter, 1 user + 2 additional
                    Autosketsch 5.0, 3 users
                    Apple Adobe Illustrator
                    Apple Quark Xpress

TUV Qualitatsmanagement GmbH, Munich, February 20, 1997 ISO 9001

Licenses Oeser France

Coffra Expertise       Bookkeeping and customers   2 users      FFR 22,914.00
Groupe SMW             Pyra                        2 users      FFR 22,914.00

Microsoft Office 97                                6 users
Microsoft Windows NT 4.0                           6 users


Annex to

Section 7

Item 12, Annual Financial Statements

a)       enclosed Annual Financial Statements

b) that up to the present date and up to the cut-off date no significant or unfavorable changes have taken place in comparison with the Annual Financial Statements and that no changes have taken place outside ordinary business operations ...

         Oeser Italia subsidiary written off in 1st quarter of 1999 approx. DM 200,000



Annex to

Section 7

Item 13, Assets

a)

Necessary repairs to buildings
Facility at Heinrich-Landerer-Strasse 66, Goppingen
Facility at Rigistrasse 20, Goppingen-Holzheim

b)

Land charge in favor of Industriekreditbank Berlin in the amount of DM 10.765 million alongside general credit conditions of KfW


Annex 13 a)

Letter to Oeserwerk Ernst Oeser & Sohne KG from Grassle, architects, dated December 8, 1998

Necessary repairs to buildings
Facility at Goppingen, Heinrich-Landerer-Strasse 66 and
Facility at Goppingen-Holzheim, Rigistrasse 20

Dear Mr. Oeser,

Please find enclosed a schedule of the necessary repair work on various buildings at the forenamed facilities. An approximate cost estimate is also attached.

I.       FACILITY AT HEINRICH-LANDERER-STRASSE 66, GOPPINGEN


1. IMATA high-rise building

-    Scaffolding work on 3 facades for rehabilitation    approx.    DM 10,000.00
     work on the roof and west facade

-    Plumbing work: renewal of roof guttering,           approx.    DM 12,000.00
     conductors, inlet surrounds, attic covering

-    Roofing work: fixing new inlet surrounds,           approx.    DM  5,000.00
     minor repairs

-    Plastering work: repair external rendering at       approx.    DM  5,000.00
     top southwest corner

-    West facade: full trapezoidal sheet cover           approx.    DM 18,000.00
     (flute size 35) on substructure

-    Connecting work at steel structures, pipe           approx.    DM  5,000.00
     culverts etc.

SUB-TOTAL 1                                              approx.    DM 55,000.00


2. Production hall

-    Repair to damaged rainwater gutters and             approx.    DM 11,000.00
     conductors, especially on western side,
     including traveling scaffold

-    In heating room south: properly repair              approx.    DM  3,000.00
     flue connection

-    Repair steel gates between building sections        approx.    DM 11,000.00

-    Renew 3-leaf timber door at area way to IMATA       approx.    DM  7,000.00

SUB-TOTAL 2                                              approx.    DM 32,000.00

3. Administration building

-    Repair steel door in heating room                   approx.    DM    300.00

-    Laboratory basement: close wall openings            approx.    DM  1,000.00
     (=> fire protection)

SUB-TOTAL 3                                              approx.    DM  1,300.00

4. Solvent store/garages

-    Renew external damaged lightning conductor          approx.    DM  3,000.00

SUB-TOTAL 4                                              approx.    DM  3,000.00

TOTAL I                                                  approx.    DM 91,300.00
                                                                       plus VAT



II.      FACILITY AT RIGISTRASSE 20 - GOPPINGEN-HOLZHEIM

1. Production hall east

-    Roofing to winding shop damaged => repair           approx.    DM  1,000.00

-    Paint rainwater gutters and conductors              approx.    DM  2,000.00

-    Steel gate north side damaged => repair             approx.    DM  1,500.00

-    Repair plastic curtains on east and north gates     approx.    DM  3,000.00

SUB-TOTAL 1                                              approx.    DM  7,500.00

2. Production hall west

-    Paint rainwater gutters and conductors              approx.    DM  2,000.00

-    Renew joints between reinforced concrete            approx.    DM  1,500.00
     lintels (-) gas concrete slabs on north side

-    Repair leak on west facade above switch cabinets,   approx.    DM  5,000.00
     pipe brackets

SUB-TOTAL 2                                              approx.    DM  8,500.00

3. Tank room / filling room

-    Paint rainwater gutters and conductors              approx.    DM  2,000.00

SUB-TOTAL 3                                              approx.    DM  2,000.00


TOTAL II                                                 approx.    DM 18,000.00
                                                                       plus VAT



SUMMARY

Facility at Heinrich-Landerer-Strasse, Goppingen
TOTAL I                                                  approx.    DM 91,300.00

Facility at Rigistrasse 20 - Goppingen-Holzheim
TOTAL II                                                 approx.    DM 18,000.00

                                                         approx.    DM109,300.00

Ancillary building costs                                 approx.    DM 11,000.00

                                                         approx.    DM120,300.00
                                                                       plus VAT

Please contact me in case of any queries.

Yours sincerely,


Enclosure



Annex to

Section 7

Item 16, significant contracts

k)

n/a


Annex to

Section 7

Item 16, significant contracts

l) contracts or obligations out of which there arise obligations which in the individual case or cumulatively amount to a total of more than DM 100,000.00 per year ...

Maintenance and service agreements

Plaut, Stuttgart ................     SAP software                      18.03.99
SWT Softwareteam ................     Topcase                           01.10.92
Arnold, Stuttgart ...............     Ramps                             02.09.97
Bunk, Schorndorf ................     Security alarm agreement          25.04.96
Bunk, Schorndorf ................     Security service Holzheim         25.04.96
Bunk, Schorndorf ................     Security service Goppingen        25.04.96
Crawford, Stuttgart .............     Electric gate                     02.04.97
Habeko, Weissach ................     High-lift truck CTS 12/224 SO     22.08.96
Haisch, Gingen ..................     Elevator                          14.01.87
Heraeus, Hanau ..................     Suntest C7-18                     23.03.84
Herco, Freiberg .................     Water treatment plant             31.08.92
Jungheinrich, Bietigheim ........     High-lift truck ETV 12            22.10.97
Jungheinrich, Bietigheim ........     High-lift truck TFG 20            22.10.97
Jungheinrich, Bietigheim ........     High-lift truck GLP 032           22.10.97
Jungheinrich, Bietigheim ........     High-lift truck EJCL 10           22.10.97
Jungheinrich, Bietigheim ........     High-lift truck HC 16             22.10.97
Kampwerth, Bad Laer .............     Refuse compaction container       02.05.91
Kienle, Goppingen ...............     Heating system, Gottingen         14.04.73
Kurfess, Geislingen .............     Heating system, Holzheim          28.11.95
Linde, Stuttgart ................     Gas                               07.04.94
LTG, Stuttgart ..................     TRA Goppingen                     02.12.98
Luz, Albershausen ...............     Building cleaning                 29.05.98
Minimax, Stuttgart ..............     Fire extinguishers                14.09.95
Minimax, Stuttgart ..............     Sprinkler system                  14.09.95
Otis, Berlin ....................     Elevator, Goppingen               16.04.96
Ruwac, Melle ....................     Industrial vacuum cleaners        22.02.96
Stahl, Stuttgart ................     Crane                             13.10.97
Sudalarm, Filderstadt ...........     Alarm system                      16.12.97
WESS, Leutenbach ................     Extraction system                 04.07.89
Zellweger, Burstadt .............     Gas warning devices               19.01.98
Willmann, Denkendorf ............     Time recorder                     01.07.85
Bosch, Stuttgart ................     Rent of fire alarm system         29.07.97


IT leasing        Total commitment DM 2,654,262  Term 36  DM 81,305.00 per month months


Copier rent       Term 48 months until March 2001         DM    481.70 per month
Copier rent       Term 48 months until March 2001         DM  1,123.83 per month
Fax machine rent  Term 36 months until December 2001      DM     60.20 per month
Fax machine rent  Term 36 months until June 2000          DM     86.00 per month
Hire purchase of Term 60 months until December 2000 DM 67.00 per month franking machine


Annex to

Section 7

Item 16, significant contracts

m)       company agreements and agreements ...

Company agreement concerning time recording, dated August 31, 1998

Company agreement No. 1 concerning works council consultations, dated March 31, 1998

Company agreement No. 2 concerning recruitment procedure, dated June 15 1998

Company agreement No. 4 concerning flexible work hours, dated March 2, 1999

Company agreement No. 6 concerning vacations and plant closures around public holidays, dated March 2, 1999


Annex to

Section 7

Item 16, significant contracts

l)

Car leasing

AUDI A6 ............   Term 42 months until May 2002        DM 912.00 per month
VW Passat Variant ..   Term 36 months until December 2000   DM 887.00 per month
Mercedes Benz ......   Term 42 months until June 2000       DM 974.62 per month
VW Golf Variant ....   Term 48 months until February 2003   DM 497.00 per month

Gas supply  agreement,  Oeser Italia,  dated March 6, 1998, valid until March 5,
2001

Electricity supply agreement, Neckarwerke, dated January 24, 1990 relating to H.L.-Str. 66 Agreement No. 421052

Electricity supply agreement, Neckarwerke, dated January 24, 1990 relating to Rigistrasse 20 Agreement No. 421224

Electricity supply agreement, Neckarwerke, relating to Rigistrasse 12

Gas supply agreement, GVF, dated September 9, 1986 relating to Rigistrasse 20

Gas supply agreement, GVF, dated May 16, 1990 relating to Heinr.-Landerer-Str. 66


Annex to

Section 7

Item 19, government concessions, permits and licenses

Tax concession for use of spirits, granted by the main customs office in Stuttgart-Ost.

Customs tariff concession (license to process duty-free goods) for benzenes, toluenes and xylenes, granted by the main customs office in Stuttgart-Ost. We must verify the use of toluene and xylene to the main customs office in Ulm. The most recent audit was conducted on February 4, 1999.

We applied for a tax concession to use natural gas to eliminate waste gases on November 9, 1998. The concession refers to both post-combustion plants.

Modification permit under emission protection law to build and operate a waste gas purification plant on the premises at Heinrich-Landerer-Str. 66, granted on June 3, 1991 (operating permit for Goppingen).

Modification permit under emission protection law to build a TNA plant to purify the solvent emissions of all plants at the Holzheim facility, Rigistrasse 20, granted on November 11, 1986 (operating permit for Holzheim).


Annex to

Section 7

Item 21

                                       ATS

                             Ernst Oeser & Sohne KG

                         Overview of business insurances

                                                                      Annual
                                             Sum                      Premium
                              Property/      Insured                  incl.
Contract            Insured   Lives          in DM                    insurance
Type      Insurer   Risks     Insured        (Policy Value) Term      tax
----      -------   -----     -------        -------------- -----     ---

Fire/     Allianz   Fire      Buildings      14,921,016.00  01.01.00  106,396.80
all risk  8098200             (replacement
                              value)

                    EC        Equipment      49,193,737.00
                              (replacement
                              value)

                    Burglary  Inventories    11,000,000.00
                    and       (fixed sum)
                    house-
                    breaking
                    by persons
                    unknown
                    (from
                    outside)
                              Models/patterns    10,000.00
                              Provision       2,000,000.00
                              Containers         60,000.00

                              Premium rate           1.218/oo

Fire Allianz       Fire       Profit and     40,202,000.00  01.01.00   22,111.00
con- 8098280                  fixed costs
se-                           with 24-month
quen-                         liability
tial                          period
loss                          Premium rate            0.50/oo

Elec-    DARAG      All risk  Data, office and  407,581.00  01.01.00    1,549.90
tronics  30000299   incl.     communications
                    internal  technology
                    business
                    damage
                              Data media         50,000.00

Business  Allianz   Third-    Personal injury 5,000,000.00  01.01.00   16,645.80
and       0014640   party     and property
product             liability damage, lump
liability           claims    sum per event.
                    arising
                    from
                    business
                    premises
                    and
                    product
                    risks,
                    incl.
                    extended
                    product
                    liability
                    -worldwide-
                              Annual maximum 10,000,000.00
                              Premium rate            0.35/oo
                              (based on
                              turnover)

Environ-  Allianz   Equip-    Personal        5,000,000.00  01.01.00   27,666,90
mental    2022126   ment      injury and
liability           pursuant  property
                    to Water  damage
                    Resources lump sum
                    Management per event
                    Act Equip- and year
                    ment
                    pursuant
                    to
                    Environ-
                    mental
                    Liability
                    Act
                    (Annex 1)
                    Environ-
                    mental
                    basic
                    cover

Transport HDI       Damage    Procurement    Transport      01.01.00   14,087.50
          003264-   loss of   and            maximum
          06014     insured   intermediate   500,000.00
                    goods     transportation,
                    during    dispatch of
                    trans-    pre-products
                    porta-    and end products
                    tion and  as well as
                    interim   capital goods-
                    storage   worldwide-
                              Premium rate        0.25/oo
                              (based on
                              turnover)

Exhibi-   06026               Exhibition
tion                          booth,
risks                         exhibits
                              Premium rate        1.05/oo                 500.00
                              (based on
                              value)
                              Minimum
                              premium

Works     06040               Electronic     15,000.00
                              measuring
                              instruments
                              in own
                              vehicles
                              Premium rate          22.5/oo               388.10

Accident  HDI  Occupational   34 named       Various        01.01.00    4,667.20
        03264- and            persons        individual
        03013  recreational   Benefits       sums
               accidents-     in case        insured
               worldwide-     of death
                              and
                              invalidity

Legal     DAS  Court and      21 cars        100,000.00     01.01.00    2,599.80
remedy    313- defense        3 trucks
(traffic) 3276 costs in
               case of
               traffic
               offenses,
               vehicles
               and
               contractual
               disputes

Legal     HDI  Preliminary    Florian Oeser  500.000,00     01.01.00    8,096.00
remedy  03264- investigation, Holger Wolters
(crim-  04017  court and      Jochen Oeser
inal           defense costs  Heinz-Jochen Oeser
law)           in criminal
               proceedings

Motor Allianz  Third party    All vehicles   Unlimited      01.01.00   27,700.00
                              registered
                              or leased by
                              Oeser
               Fully          16 cars        Excess 650
               comprehensive  2 trucks
               Part           2 cars         Excess 300
               comprehensive

Business       Fully and part Employees'     Excess 300                 2,500.00
travel own     comprehensive  vehicles
damage                        during
                              business
                              travel

Motor     Alte Third party    2 high-lift    Unlimited      01.01.00      276.00
       Leipziger              trucks

Export    AK   Loss of        Customer       Maximum        01.01.00   18,000.00
credit  Mainz  receivables    receivables    liability 20
      112-126. because of     respect of     times annual
      805-00/4 insolvency     which a        premium
               and non-       limit
               payment        application
                              has
                              been submitted
                              Premium rate          1.4/oo
                              (based on
                              monthly balance)
                              Intervention          5.0%
                              surcharge
                              (on premium)
                              Oeser France                             10,500.00

Comm-  AK      Loss of        Customer       Maximum                   38,500.00
ercial Mainz   receivables    receivables    liability
credit 312-    because of     in respect     20 times
       126.    insolvency     of which a     annual
     805.00/6                 limit          premium
                              application
                              has been
                              submitted
                              Premium rate           1.4/oo
                              (based on
                              monthly
                              balance)
Total                                                                 302,185.00



Annex to

Section 7

Item 22

n/a



Annex to

Section 7

Item 23

Message Joywin
Request to deliver in future with a neutral label.


Annex to

Section 7

Item 24 that, in so far as nothing to the contrary is specified in Annex xxxx, and since December 31, 1998,

a - f)            n/a

g) there have been no damages or losses, regardless of whether or not covered by insurance

Loss of receivables from Menno GmbH Gingen           DM 39,662.18

The customer is covered by credit insurance

h - i)            n/a



Annex to

Section 7

Item 28

Persons whose knowledge is included

Mr. Hans-Peter Post



Annex to

Section 7

Item 14

a)

Measurements taken on the thermal waste air purification plant in Holzheim revealed CO values that were higher than normal, but below the maximum limit.

An inspection is scheduled for March 27/28, 1999.



Annex to

Section 7

Item 14

b) that, with the exception of product numbers 609 HK and 609 WH, which are kept on hand for application to plastic materials, the Company produces no products which contain lead.

Lists of residual stocks of products that contain lead can be consulted at Oeserwerk.

Some goods purchased for resale contain lead.


Annex to

Section 7

Item 15, litigation and safeguard of rights

a) that with the exception of those cited in Annex xxx no litigation or administrative procedures ...

Contact with attorneys Mossner, Weller, Schwarz & Partner
Dr. Vetter concerning the possibility of contractual amendment SAP / CMCS / ECS

Correspondence dated February 24,1999 and March 5, 1999



Annex to

Section 7

Item 16, significant contracts

a) contracts of employment with the COMPANY's legal representatives and executives ...

Oeser, Florian                     Management
Oeser, Jochen                      Management

according to the Articles of Association of Oeserwerk, Ernst Oeser & Sohne KG dated June 1, 1978 with 4 amendments, agreement and Annexes 1 + 2

Herrscher, Dr. Otto                Research & Development
Hummel, Reiner                     Marketing & Sales
Konig, Eberhard                    Order to Delivery
Kuhnberger, Bernd                  Quality Management & Assurance
Post, Hans-Peter                   Administration
Wawrzinek, Gerold                  Materials Management



Annex to

Section 7

Item 16, significant contracts

b) other employment contracts that provide for annual remuneration of more than DM 100,000.00 or rulings in regard to bonuses, royalties, retirement or early retirement arrangements ...


                                            Amann, Heinz
                                            Bruno, Wolf-Dieter
                                            David, Martin
                                            Fuchs, Walter
                                            Leveringhaus, Jurgen
                                            Muller, Harry
                                            Muller, Erwin
                                            Schurr, Heidemarie

                                            Oeser, Ingeborg
                                            Oeser, Dr. Ernst Georg
                                            Oeser, Heinz-Jochen

according to the Articles of Association of Oeserwerk, Ernst Oeser & Sohne KG dated June 1, 1978 with 4 amendments, agreement and Annexes 1 + 2



Annex to

Section 7

Item 16, significant contracts

c)       contracts with all types of consultants (> DM 25,000 a year)

Siebel, Wuppertal                 15.01.97             Consultant's agreement
Priebelsky, Martin                10.04.92             Consultant's agreement

KPMG, Stuttgart                                        Audit of annual financial
                                                       statements and tax advice
CMCS/Delta Unternehmensberatung                        SAP advice, customizing

SID technical safety management, February 2, 1999

Staufenakademie Boll, consultancy commission for QM, winding shop and T 6 Staufenakademie Boll, consultancy commission, modification T 6

 Sphara                       Emission measurements
                              Annual management fee approx. DM 46,000.00


TUV (technical safety) inspections are required for the following equipment:

          Lightning protection equipment, Goppingen and Holzheim
          Pressure vessels of  compressor  plant
          Electrical  equipment,  Goppingen  and  Holzheim
          Solvent tanks, Goppingen and Holzheim
          Oil tanks, Goppingen and Holzheim
          Passenger  elevators,  Goppingen  and Holzheim
          Alcohol tank  Goppingen
          Hazardous materials store



Annex to

Section 7

Item 16, significant contracts

d)

n/a



Annex to

Section 7

Item 16, significant contracts

e) contracts with customers or suppliers with a value exceeding DM 100,000.00 per year as well as contracts which provide for discounts, deductions, bonuses or pre-payments not in accordance with standard business practices or which are calculated below cost

Kornmark, Berlin                 17.03.97     Outline agreement
Mannesmann VDO, Babenhausen      09.10.98     Annual contract 1999


Order placed by Coroplast, Wuppertal - order value DM 72,850.00

Offer submitted to Dorken, Herdecke - anticipated order value DM 105,000.00

Drahtwerke Elisental             19.02.98     Supplier's outline agreement
                                              Vapor deposition wire, pure
                                              aluminium 1.5 mm

Elektroschmelzwerk, Kempten      28.04.98     Supplier's outline agreement
                                              Evaporator boats

API (Whiley)                     20.01.99     Most recent revision of outline
                                              agreement for blocking
                                              foil 81 GT black

Mitsubishi, Wiesbaden                         Long-term price agreements
Seahan, Eschborn                              Long-term price agreements

Mitsubishi, Wiesbaden            01.01.92     Consignment stock contract
Toray, Frankfurt                 04.12.97     Consignment stock contract
Du Pont, Bad Homburg                          Consignment stock contract



Annex to

Section 7

Item 16, significant contracts

f)       rental and leasing agreements

Pribelsky, Martin                28.09.95     Part acceptance of office rental
                                              cost
Hartmann-Oeser                                Monthly office rent DM 600.00

IT leasing     Total commitment DM 2,654,262  Term 36    DM 81,305.00  per month
                                              months

Car leasing

AUDI A6 .........   Term 42 months until May 2002        DM 912.00 per month
AUDI A3 .........   Term 36 months until December 1999   DM 688.00 per month
AUDI A6 .........   Term 36 months until February 1999   DM 989.00 per month
VW Passat .......   Term 48 months until February 1999   DM 546.00 per month
AUDI A4 .........   Term 36 months until June 1999       DM 860.00 per month
AUDI A4 .........   Term 36 months until August 1999     DM 861.00 per month
AUDI 80 Avant ...   Term 48 months until July 1999       DM 758.00 per month
AUDI A6 .........   Term 42 months until November 1999   DM 826.00 per month
VW Golf Variant .   Term 48 months until April 1999      DM 554.00 per month
VW Passat Variant   Term 36 months until December 2000   DM 887.00 per month
Mercedes Benz ...   Term 42 months until June 2000       DM 974.62 per month
VW Golf Variant .   Term 48 months until February 2003   DM 497.00 per month



Annex to

Section 7

Item 16, significant contracts

g)       loans either granted or taken, loans to employees ...


n/a



Annex to

Section 7

Item 16, significant contracts

h)

oral clientele protection agreements without binding legal effect

         Interfrance, Hosbach
         --------------------
         There does not exist either a contract or any other written form of our oral agreement concerning clientele protection in favor of Interfrance.

         SCS Schwarz & Co., Leinfelden-Echterdingen
         ------------------------------------------
         An oral agreement exists for us to supply Schwarz, as a customer, with our transparent varnish foil 799 RPK, article number C 535010, for use with Xeikon digital printers. It has been agreed orally that we shall not offer this product to users of the Xeikon digital printers and, where appropriate, that we shall refer such clients to Schwarz.



Annex to

Section 7

Item 16, significant contracts

i)       insurance policies ...


Insurances

Fire / all risk                                  Allianz 8098200
Fire consequential loss                          Allianz 8098280
Electronics                                      DARAG 30000299
Business and product liability                   Allianz 0014640
Environmental liability                          Allianz 2022126
Transport                                        HDI 003264-06014
Exhibition risks                                 HDI -06026
Works traffic                                    HDI -06040
Accident                                         HDI 03264-03013
Legal remedy (traffic)                           DAS 313-3276
Legal remedy (criminal law)                      HDI 03264-04017
Motor                                            Allianz third party
Business  travel  own damage                     Allianz  fully and part
                                                  comprehensive
Motor                                            Alte Leipziger third party
                                                  (high-lift trucks)
Export credit                                    AK Mainz 112-126.805-00/4
Commercial credit                                AK Mainz 312-126.805-00/6



Annex to

Section 7

Item 16, significant contracts

j)       agreements limiting competition ...

Hatipoglu, Istanbul               29.01.92           Agency agreement, Turkey
Schessi, Donzdorf                 21.08.98           Sales agreement, Germany
Joywin, Hongkong                  17.03.98           Agency agreement, Hongkong,
                                                       Macao and China
Foilco, Atherton                  26.11.87           Agency agreement, England
Goodie, New Delhi                 14.01.93           Agency commitment, Nepal
Nouravian, Teheran                12.04.89           Agency commitment, Iran
Kapadia, Bombay                   19.07.66           Agency agreement, India
Zethraeus, Stockholm              04.10.66           Agency agreement, Sweden
Dina, Koprivnica                  30.07.97           Agency agreement, Croatia,
                                                       Bosnia-Herzegovina
Kazziha, Damascus                 04.07.91           Agency agreement, Syria
Coding, Martin                    15.01.96           Dealership agreement,
                                                       Slovakia
Scanex, Horb                      03.06.91           Sales commitment, Poland
Mayer, Brunn                      23.05.85           Agency agreement, Austria
Sorequil, Lisbon                  01.10.81           Agency agreement, Portugal
Exim, Seoul                       01.12.92           Agency agreement, Korea
Cogimex, Brussels                 14.01.48           Agency agreement, Belgium
Equiplas, Paris                   18.01.89           Sales commitment, France
El Wafa, Cairo                    01.09.98           Agency agreement, Egypt
Taro, Karachi                     10.10.96           Agency agreement Pakistan
Huggins, Port of Spain            05.02.81           Agency agreement, Trinidad
                                                       and Tobago

Stralfors, Ljungdahls             12.03.99           Exclusivity for type 15371
Emafyl, London                    since 1996         Exclusivity for decor foils
                                                       as per enclosed list in
                                                       file

Pending agreements
------------------
KBAT, Novosibirsk                 10.03.99           Dealership agreement for
                                                       territory east of the
                                                       Urals

Typical non-binding commitments
-------------------------------
Hazeghnejad, Teheran              05.06.89           These and similar
                                                       commitments have been
                                                       made
Eni-Trade, Helsingborg            27.03.91           to several of our business
                                                       associates, but we do not
                                                       regard them as
                                                       obligations.

oral clientele protection agreements without binding legal effect

         Interfrance, Hosbach
         --------------------
         There does not exist either a contract or any other written form of our oral agreement concerning clientele protection in favor of Interfrance.



Page 2

Section 7, item 16 j)



         SCS Schwarz & Co., Leinfelden-Echterdingen
         An oral agreement exists for us to supply Schwarz, as a customer, with our transparent varnish foil 799 RPK, article number C 535010, for use with Xeikon digital printers. It has been agreed orally that we shall not offer this product to users of the Xeikon digital printers and, where appropriate, that we shall refer such clients to Schwarz.